                                                                    EXHIBIT 10.2



                                AMENDMENT NO. 1
                                     TO THE
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT is made and entered into the 8th day of Sept, 1995, by and between GUILFORD OF MAINE, INC., a corporation organized under the laws of the State of Delaware, U.S.A. (the "Company"), and BRIAN L. DEMOURA (the "Employee").

                                  WITNESSETH:


         WHEREAS, the Company and the Employee have previously entered into an agreement for the employment of the Employee by the Company (the "Employment Agreement");

         WHEREAS, the Company and the Employee have agreed to amend the terms of such Employment Agreement as provided herein;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the Employment Agreement is hereby amended as follows:

                                       1.

         Paragraph 5(c) of the Employment Agreement is hereby amended by adding the following paragraph at the end of the current Paragraph:

                 "Notwithstanding any provision of this Agreement to the contrary, if Employee's employment is terminated (whether by the Company or by Employee) under circumstances that would entitle him to receive benefits under his agreement with the Company providing compensation and benefits for terminations following a "change in control" of the Company (as defined in such agreement), then any such termination shall be treated under this Agreement as a termination by the Company without Cause and the Employee shall be entitled to the compensation and benefits set forth above for the time periods provided in this Paragraph 5(c). If Employee becomes entitled to compensation and benefits under this Paragraph 5(c) and such payments are considered to be severance payments contingent upon a change in control under Internal Revenue Code Section 280G, Employee shall be required to be willing to perform the duties and job he was performing under this Agreement at the time of the change in control and, if such offer is rejected, to mitigate damages (but only with respect to amounts that would be treated as severance payments) by reducing the amount of severance payments he is entitled to receive by any compensation and benefits he earns from subsequent employment
         (but shall not be
         shall not be required to seek such employment) during the 24-month period after termination (or such lesser period as he is entitled to compensation and benefits under this Agreement)."

                                       2.

         This Amendment No. 1 is effective as of the date first written above. Except as hereby amended, the provisions of the Employment Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer, and the Employee has executed this Agreement, all as of the date first written above.


                                   GUILFORD OF MAINE, INC.


                                   By: /s/ Ray C. Anderson
                                       -------------------------------
                                   Name:   RAY C. ANDERSON
                                   Title:  CHAIRMAN


                                   EMPLOYEE

                                   /s/ Brian L. DeMoura
                                   -----------------------------------
                                   Brian L. DeMoura

                                      2